Exhibit 24.3

POWER OF ATTORNEY

The undersigned, a director of HSBC USA, Inc., hereby constitutes and appoints J.L. Burak, P.D. Schwartz and M.J. Forde, and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission a registration statement of HSBC USA Inc. on Form S-3 to register senior debt securities, subordinated debt securities, preferred stock and depositary shares representing fractional interests in shares of preferred stock, and any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to such registration statement, with all exhibits thereto and other documents or instruments necessary or advisable in connection therewith, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of July 2005.

/s/ J.H. Cleave
Signature

James H. Cleave, Director
Printed Name and Title